UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 29, 2006

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

5511	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On December 29, 2006, Asbury Automotive Holdings L.L.C. (“AAH”), the largest shareholder of Asbury Automotive Group, Inc. (“Asbury”), dissolved and distributed its shares of Asbury common stock among certain funds affiliated with Freeman Spogli & Co (the “FS Funds”).

Following AAH’s dissolution, the voting provisions of the shareholders agreement, dated as of March 1, 2002 (as amended, the “Shareholders Agreement”), among Asbury, AAH and certain other Asbury shareholders (the “Signatories”), terminated.  Consequently, Ripplewood Partners L.P. no longer controls any Asbury shares and the FS Funds will directly own and have sole voting power over the Asbury shares held by each of them.  The FS Funds collectively hold approximately 17.7% of Asbury’s outstanding shares.  The Signatories collectively control approximately 7.2% of Asbury’s outstanding shares.  Prior to its dissolution, AAH had voting control of approximately 24.9% of Asbury common stock pursuant to the terms of the Shareholders Agreement.

Termination of the voting provisions of the Shareholders Agreement also means that the Signatories no longer constitute a control group for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.  Therefore, the Signatories who are required to make filings with Securities and Exchange Commission under Section 16 solely because of their participation in the Shareholders Agreement will no longer be required to do so.

Immediately prior to its termination, AAH entered into an Assignment and Assumption Agreement with the FS Funds, pursuant to which AAH transferred its registration rights under the Shareholders Agreement to the FS Funds with Asbury’s consent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: December 29, 2006	By: /s/ Kenneth B. Gilman
Name: Kenneth B. Gilman
Title: President and Chief Executive Officer